UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2021
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below, at the 2021 Annual Meeting of Shareholders (the "2021 Annual Meeting") of EPR Properties (the "Company") held on May 28, 2021, the Company's shareholders approved amendments to the EPR Properties 2016 Equity Incentive Plan (the "2016 Plan"). The amendments to the 2016 Plan: (i) increased the number of authorized shares issuable under the plan from 1,950,000 shares to 3,950,000 shares; (ii) removed certain plan provisions which were previously included for equity awards under the plan to qualify for the performance-based compensation exception to Internal Revenue Code Section 162(m), which is no longer available; (iii) replaced "single trigger" vesting upon a change of control event with a provision that awards under the plan that are assumed or for which equivalent options or rights are substituted by a successor entity upon a merger of the Company or other change of control event will not immediately vest, but remain outstanding pursuant to their original terms (as modified to reflect the assumption or substitution); and (iv) extended the term of the plan from May 12, 2026 to May 28, 2031.

The amendments to the 2016 Plan were effected through an amendment and restatement of the plan effective as of May 28, 2021 (the "Amended 2016 Plan"). A summary of the Amended 2016 Plan is included in Proposal No. 3 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2021. The foregoing description of the Amended 2016 Plan is not complete and is qualified in its entirety by reference to the Amended 2016 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company's 2021 Annual Meeting, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

Proposal No. 1

The following nominees for trustees were elected to serve one-year terms expiring in 2022:

	For	Withheld	Broker Non-Votes
Thomas M. Bloch	44,003,013	7,726,271	7,605,356
Barrett Brady	50,434,939	1,294,345	7,605,356
Peter C. Brown	46,254,757	5,474,527	7,605,356
James B. Connor	45,830,507	5,898,777	7,605,356
Robert J. Druten	45,043,668	6,685,616	7,605,356
Jack A. Newman, Jr.	45,816,829	5,912,455	7,605,356
Virginia E. Shanks	46,549,553	5,179,731	7,605,356
Gregory K. Silvers	50,451,252	1,278,032	7,605,356
Robin P. Sterneck	45,871,129	5,858,155	7,605,356

Proposal No. 2
Proposal No. 2
The shareholders approved the compensation of the Company's named executive officers as presented in the Company's proxy statement on a non-binding, advisory basis:

For	44,577,141
Against	7,019,085
Abstain	133,057
Broker Non-Vote	7,605,356

Proposal No. 3

The shareholders approved the Amended 2016 Plan as described under Item 5.02 above:

For	45,555,799
Against	6,061,858
Abstain	111,627
Broker Non-Vote	7,605,356

Proposal No. 4

The shareholders approved the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2021:

For	54,568,122
Against	4,706,102
Abstain	60,415
Broker Non-Vote	–

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	EPR Properties 2016 Equity Incentive Plan (as amended and restated effective May 28, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Craig L. Evans
Craig L. Evans
Executive Vice President, General Counsel and Secretary
Date: June 1, 2021